SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________
FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________
☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association                         04-3401714
(Jurisdiction of incorporation or                            (I.R.S. Employer
organization if not a U.S. national                        Identification No.)
bank)

150 Royall Street, Canton, MA                             02021
(Address of principal executive offices)                            (Zip code)

Jerry Urbanek, Trust Officer 105 Energy Park Drive, St. Paul, MN 55108 (440) 239-7359 (Name, address and telephone number of agent for service)

Greenlight Capital Re, Ltd
(Exact name of obligor as specified in charter)

Cayman Islands N/A
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

65 Market Street, Suite 1207, Jasmine Court
P.O. Box 31110
Camana Bay
Grand Cayman, KY1-1205
Cayman Islands
(345) 943-4573
(Address of Principal Executive Offices)
__________________________
Senior Debt Securities
(Title of the indenture securities, under the Senior Debt Indenture)
Subordinated Debt Securities
(Title of the indenture securities, under the Subordinated Debt Indenture)

Item 1.    General Information. Furnish the following information as to the trustee:

(a)    Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
340 Madison Avenue, 4th Floor
New York, NY 10017-2613

(b)    Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

Item 16. List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

1.A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-179383).

2.A copy of the certificate of authority of the trustee to commence business. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-179383).

3.A copy of the authorization of the trustee to exercise corporate trust powers. (See Exhibits 1 and 2).

4.A copy of the existing bylaws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-179383).

6.The consent of United States institutional trustees required by Section 321(b) of the Act.

7.A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cleveland and the State of Ohio on the 5th day of June, 2024.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

                            By:     /s/ Jerry Urbanek
                            Name:     Jerry Urbanek
                            Title:     Trust Officer

EXHIBIT 6

CONSENT OF THE TRUSTEE
Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of debt securities, Computershare Trust Company, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Jerry Urbanek
Jerry Urbanek
Trust Officer

Cleveland, Ohio
June 5, 2024

EXHIBIT 7

Consolidated Report of Condition of
COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
150 Royall Street, Canton, MA 02021
at the close of business December 31, 2023.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,219
Interest-bearing balances	559,064
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	-0-
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell………………………………………	-0-
Loans and lease financing receivables:
Loans and leases held for sale…………….	-0-
Loans and leases, net of unearned income……………	-0-
LESS: Allowance for loan and lease losses………...	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	9,275
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	621,405
Other intangible assets	-0-
Other assets	125,357
Total assets	1,317,320
LIABILITIES
Deposits:

In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices…………………………………….	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)…….	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	241,258
Total liabilities	241,258
EQUITY CAPITAL
Perpetual preferred stock and related surplus…………………………………….	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	850,876
Retained earnings	224,686
Accumulated other comprehensive income………	-0-
Other equity capital components…………………	-0-
Total bank equity capital	1,076,062
Noncontrolling (minority) interests in consolidated subsidiaries ………………………	-0-
Total equity capital	1,076,062
Total liabilities and equity capital	1,317,320
I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
/s/ Robert G. Marshall
Robert G. Marshall
Assistant Controller